EMPLOYMENT AGREEMENT

This Employment Agreement, dated August 3, 2000 is between MENTOR MEDICAL INC. ("M.M.I."), with its executive offices at 201 Mentor Drive, Santa Barbara, California, 93111 and JOSHUA LEVINE ("EMPLOYEE") of 2677 Quail Valley Road, Solvang, CA 93463.

RECITALS

COMPANY is in the business of manufacturing and selling medical devices and related products. EMPLOYEE has experience in this business and possesses valuable skills and experience, and unique, personal knowledge about the operations of this business. EMPLOYEE is willing to be engaged by COMPANY and COMPANY is willing to engage EMPLOYEE in an executive capacity responsible for the aesthetics sales and marketing operations of the COMPANY, upon the terms and conditions set forth in this Agreement. This agreement supersedes any and all prior agreements with respect to EMPLOYEE's employment with COMPANY prior to the effective date of this agreement.

AGREEMENT

EMPLOYEE and COMPANY, intending to be legally bound, agree as follows:

  SERVICES

    General Services.

      COMPANY shall employ EMPLOYEE as Vice President, Sales & Marketing - Aesthetics. EMPLOYEE shall perform the duties customarily performed by one holding such position in a similar business as that engaged in by COMPANY and shall also render such other, different and/or new services and duties as may by assigned to EMPLOYEE by COMPANY from time to time (hereinafter referred to as "Services"). EMPLOYEE shall report directly to the President of Mentor Medical Inc. ("M.M.I.")

      EMPLOYEE shall devote his entire productive business time, ability and attention to the business of COMPANY during the term of this Agreement. EMPLOYEE shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the President, Mentor Medical Inc. The foregoing is not intended to restrict EMPLOYEE's ability to enter into passive investments which do not compete in any way with COMPANY's business.

      EMPLOYEE hereby represents that the services to be performed by EMPLOYEE pursuant to this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. EMPLOYEE therefore expressly agrees that COMPANY, in addition to any other rights or remedies which it may possess, shall be entitled to injunction and other equitable relief to prevent a breach of this Agreement by EMPLOYEE.

  1.2 Best Efforts. EMPLOYEE shall serve COMPANY faithfully and to the best of EMPLOYEE's ability. EMPLOYEE shall use EMPLOYEE's best efforts to perform the Services. EMPLOYEE shall act at all times according to what EMPLOYEE reasonably believes is in the best interest of COMPANY. Prior to the execution of this Agreement, EMPLOYEE has received and reviewed COMPANY's Policies and Procedures and COMPANY's Employee Handbook. EMPLOYEE shall comply with COMPANY's Policies and Procedures, and practices now in effect or as later amended or adopted by COMPANY.

  TERM

  This Agreement will be renewed at the end of each term period for one year unless either party provides sixty (60) days advance notice in writing of his or it's intent not to renew the Agreement.

  COMPENSATION AND BENEFITS

    Compensation. EMPLOYEE's total compensation consists of base salary, bonus potential, stock options, and medical and other benefits generally provided to employees of COMPANY. Any compensation paid to EMPLOYEE shall be pursuant to COMPANY's policies and practices for exempt employees and shall be subject to all applicable taxes with deductions made as required by state and federal laws. Compensation provided in this Agreement is full payment for Services and EMPLOYEE shall receive no additional compensation for extraordinary services unless otherwise authorized.

      During the term of this Agreement, COMPANY agrees to pay EMPLOYEE a base salary of One Hundred Ninety-five Thousand Dollars ($195,000.00) per year.

      It is the COMPANY's discretion to award merit increases. The next regularly scheduled review of such merit increase shall be effective July 1, 2001 and shall be based upon COMPANY's merit increase schedule for all other exempt, professional employees.

      EMPLOYEE shall receive an additional monthly payment of Five Thousand Dollars ($5,000.00), during the first six months of employment, totaling Thirty Thousand Dollars ($30,000.00) for the full first half year of employment.

      EMPLOYEE shall be granted a car allowance of Six Hundred and Fifty Dollars ($650.00) per month to cover principal, interest, insurance, license fees and non-routine expenses.

      EMPLOYEE shall also be entitled to a bonus equal to thirty percent (30%) of base salary calculated on a fiscal year basis. For the fiscal year ending March 31, 2001, EMPLOYEE shall be guaranteed a pro-rata bonus payout of 100% of bonus opportunity, subject to the number of months of EMPLOYEE's employment in the fiscal year. EMPLOYEE pro-rata bonus attainment may be higher than 100%, depending upon actual attainment, to be paid consistent with historical distribution of COMPANY's annual bonuses (on or about, June 2001). For fiscal year ending March 31, 2002, the potential bonus you will be entitled to is equal to thirty percent (30%) of base salary calculated on a fiscal year basis provided mutually designated objectives are attained.

      EMPLOYEE shall be granted 25,000 Incentive Stock Options to purchase common stock of COMPANY to be issued on or about September 2000. Based upon performance under the plan, EMPLOYEE may also qualify for additional future grants of options to acquire common stock of COMPANY, subject to determination by the Board of Directors.

    Business Expenses. COMPANY shall reimburse EMPLOYEE for business expenses reasonably incurred in performing Services according to COMPANY's Expense Reimbursement Policy.

    Additional Benefits. COMPANY shall provide EMPLOYEE those additional benefits normally granted by COMPANY to its employees subject to eligibility requirements applicable to each benefit. COMPANY has no obligation to provide any other benefits unless provided for in this Agreement. Currently COMPANY provides major medical and dental benefits and eligibility to participate in COMPANY's 401(k) plan. COMPANY will recognize EMPLOYEE's original date of hire (10/21/96) and will allow immediate reinstatement of applicable benefits, including participation in COMPANY 401(k) plan and rate of vacation accrual

    Vacation. Employee shall accrue vacation equal to fifteen (15) days per year effective with the date of this agreement. Thereafter, vacation shall accrue consistent with COMPANY's stated vacation policy. The time or times for such vacation shall be selected by Employee and approved by the President, M.M.I.

  TERMINATION

    Termination. This Agreement and the employment relationship between COMPANY and EMPLOYEE may be terminated as follows:

      This Agreement shall terminate upon EMPLOYEE's death.

      COMPANY may, at its option, either suspend compensation payments or terminate this Agreement if EMPLOYEE is disabled. If COMPANY suspends compensation payments, COMPANY shall resume compensation payments when EMPLOYEE resumes performance of the Services. If COMPANY elects to terminate this Agreement, it must first give EMPLOYEE three (3) days advance written notice. (For the purpose of this Agreement, "Disabled" means that EMPLOYEE is incapable of performing the Services because of accident, injury, or physical or mental illness for thirty (30) days, or is unable or shall have failed to perform the Services for a total period of sixty (60) days, regardless of whether such days or consecutive).

      COMPANY may terminate this Agreement without advance notice for Cause. For the purpose of this Agreement, "Cause" shall mean any failure to comply in any material respect with this Agreement; personal or professional misconduct by EMPLOYEE (including, but not limited to, criminal activity or gross or willful neglect of duty); breach of EMPLOYEE's fiduciary duty to COMPANY of both, conduct which threatens public health or safety, or threatens to do immediate or substantial harm to COMPANY's business or reputation; or any other misconduct, deficiency, failure of performance, breach or default, reasonably capable of being remedied or corrected by EMPLOYEE, which EMPLOYEE fails to correct after having been given thirty (30) days written notice thereof. COMPANY's exercise of its right to terminate under this section shall be without prejudice to any other remedy that COMPANY may be entitled to at law, in equity, or under this Agreement.

      This Agreement and employment relationship is terminable by either party, with or without cause, at any time by giving the other party thirty (30) days advance written notice. Nothing in this Agreement or any other document provided by COMPANY is intended to be, not should it be, construed as a guarantee that employment or any benefit will be continued for any period of time. All employees of COMPANY are employees at will and, as such, are free to resign at any time. COMPANY, likewise, retains the right to terminate the employment of any employee, including EMPLOYEE, with or without cause.

    EMPLOYEE's Rights Upon Termination

      Upon death or Disability of EMPLOYEE, COMPANY shall have no further obligation to EMPLOYEE under the Agreement except to distribute to EMPLOYEE's estate or designated beneficiary any unpaid compensation and reimbursable expenses earned by EMPLOYEE prior to EMPLOYEE's death or date of termination.

      Upon termination of EMPLOYEE's employment by COMPANY without cause, COMPANY shall have not further obligation to EMPLOYEE under this Agreement except to distribute to EMPLOYEE:

    Any compensation and reimbursable expenses owed by COMPANY through the termination date, and

    Severance compensation totaling three (3) months base pay plus two (2) weeks base pay for each complete year of EMPLOYEE's service with COMPANY, determined at EMPLOYEE's then current rate of base pay. EMPLOYEE's prior years of employment with COMPANY will be included for purposes of this calculation. Notwithstanding the above, EMPLOYEE's severance will not be less than six months of base pay. No severance compensation shall be owing pursuant to this paragraph unless EMPLOYEE concurrently executes standard form release of all claims against COMPANY. Severance compensation pursuant to this paragraph shall be in lieu of any other severance benefit to which EMPLOYEE would otherwise be entitled under COMPANY's policies in effect on the date of execution of this Agreement. Severance compensation shall be paid upon termination of EMPLOYEE's employment and in one lump sum payment at the date of termination.

Severance compensation pursuant to this paragraph shall be in lieu of any other severance benefit to which EMPLOYEE would otherwise be entitled under COMPANY's policies in effect on the date of execution of this Agreement or thereafter. Applicable severance compensation shall be paid in one lump sum, less applicable withholdings.

      Upon termination of EMPLOYEE's employment for Cause COMPANY shall have no further obligation to EMPLOYEE under this Agreement except to distribute to EMPLOYEE:

    Any compensation and reimbursable expenses owed by COMPANY through the termination date.

  COVENANTS

    Nondisclosure and Invention Assignment. EMPLOYEE acknowledges that, as a result of performing the Services, EMPLOYEE shall have access to confidential and sensitive information concerning COMPANY's business including, but not limited to, their business operations, sales and market data, and manufacturing processes. EMPLOYEE also acknowledges that in the course of performing the Services, EMPLOYEE may develop new product ideas or inventions as a result of COMPANY's information. Accordingly, to preserve COMPANY's confidential information and to assure it the full benefit of that information EMPLOYEE shall simultaneously execute the COMPANY's standard form of Employee Confidentiality Agreement attached hereto as Exhibit A. the Employee Confidentiality Agreement is incorporated herein by this reference

    Covenant Not to Compete. Employee shall abide by the following covenant not to compete if COMPANY, at its option upon the termination of this Agreement, exercises this Covenant Not to Compete. COMPANY shall notify EMPLOYEE within ten (10) days of the termination of this Agreement of its intention to exercise this option and make an additional payment to EMPLOYEE of six (6) months base pay determined at EMPLOYEE's then current rate of pay. EMPLOYEE agrees that for a period of two (2) years following the termination of this Agreement, he shall not directly or indirectly for, or as a member of a partnership, or as an officer, director, stockholder, employee, or representative of any company, engage, directory or indirectly, in any business activity which is the same or similar to work engaged in by EMPLOYEE as EMPLOYEE of COMPANY within the same geographic territory as EMPLOYEE's work for COMPANY and which is directly competitive with the business conducted or to EMPLOYEE's knowledge, contemplated by COMPANY at the time of termination of this Agreement.

    Non-Disparagement. EMPLOYEE agrees and understands that the benefits accruing pursuant to this AGREEMENT may be terminated immediately by COMPANY without notice if EMPLOYEE disparages COMPANY to any COMPANY employee, customer, vendor, and/or competitor, or solicits or encourages any employee to leave COMPANY's employment, or engages in any occupation or activity in competition with COMPANY with respect to any of its products or services, or breaches COMPANY's attorney - client privilege, or engages in any unethical or unprofessional conduct detrimental to COMPANY's interests.

    Covenant Not to Recruit. EMPLOYEE shall not, during the term of this Agreement, and for a period of one year following termination of this Agreement, directly or indirectly, either on his own behalf, or on behalf of any other individual or entity, solicit, interfere with, induce (or attempt to induce) or endeavor to entice away any employee associated with COMPANY or it's affiliates, to become affiliated with him or any other individual or entity.

  ASSIGNMENT

  Neither party may assign or otherwise dispose of its rights or obligations under this Agreement without the prior written consent of the other party except as provided in this section. COMPANY may assign and transfer its interest in this Agreement to its successor in interest who assumes COMPANY's obligations under this Agreement and in the event of a merger or consolidation of COMPANY with any other corporation, the sale by COMPANY or a major portion of its assets or its business and goodwill, or any other corporate reorganization involving COMPANY.

  RESOLUTION OF DISPUTES

    Venue. In the event of any dispute arising out of or in connection with this Agreement or in any way relating to the employment of EMPLOYEE which leads to the filing of litigation, the parties agree that venue and jurisdiction shall be in Santa Barbara County, California.

    Costs and Fees. The prevailing party in any such litigation shall be entitled to an award of costs and reasonable attorneys' fees.

  GENERAL PROVISIONS

    Notices. Notice under this Agreement shall be sufficient only if personally delivered by a major commercial paid delivery courier service or mailed by certified or registered mail (return receipt requested) to the other party at its address set forth in the signature block below. If not received sooner, notices by mail shall be deemed received five (5) days after deposit in the United States mail.

    Entire Agreement. With respect to its subject matter, namely, the employment by COMPANY of EMPLOYEE, this Agreement contains the entire understanding between the parties, and supersedes any prior agreements, understandings, and communications between the parties, including, but not limited to, the offer of employment dated October 21, 1996.

    Agreement Controls. Unless otherwise provided for in this Agreement, COMPANY's policies, procedures and practices shall govern the relationship between EMPLOYEE and COMPANY. If any of COMPANY' s policies, procedures and practices conflict with this Agreement, this Agreement shall control.

    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties, and their respective legal representatives, successors, and assigns.

    Amendment and Waiver. Any provision of this Agreement many be amended or modified and the observance of any provision may be waived (either retroactively or prospectively) only be written consent of the parties. Either party's failure to enforce any provisions of this Agreement shall not be construed as a waiver of that party's right to enforce such provisions.

    Governing Law. This Agreement shall be interpreted under the laws of the State of California.

    Force Majeure. Either party shall be temporarily excused from performing under this Agreement if any force majeure or other occurrence beyond the reasonable control of either party makes such performance impossible, except a Disability as defined in this Agreement. Under such circumstances, performance under this Agreement which related to the delay shall be suspended for the duration of the delay provided the delayed party shall resume performance of its obligations with due diligence once the delaying event subsides. In case of any such suspension, the parties shall use their best efforts to overcome the cause and effect of such suspension.

    Attorneys' Fees. In any action under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs to be paid by the losing party.

    Remedies. Employee acknowledges that because of the nature of COMPANY's business and the subject matter of this Agreement, a breach of this Agreement shall cause substantial injury to COMPANY for which money damages shall not provide an adequate remedy. EMPLOYEE agrees that COMPANY shall have the right to obtain injunctive relief, including the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, in addition to any other remedies that COMPANY may have.

    Severability. If any provision for this Agreement is held to be invalid, illegal, or unenforceable by any court of competent jurisdiction, that provision shall be limited or eliminated to the minimum extent necessary so this Agreement shall otherwise remain enforceable in full force and effect.

    Construction. Headings and captions are only for convenience and are not to be used in the interpretation of this Agreement. Whenever the context requires, words, used in the singular shall be construed to include the plural and vice versa, and pronouns of any gender shall be deemed to include the masculine, feminine, or neuter gender.

    Counterpart Copies. This Agreement shall be signed in counterpart copies of which shall represent an original document, and all of which shall constitute a single document.

The parties execute this Agreement as of the date stated above.

JOSHUA LEVINE MENTOR MEDICAL, INC.

/S/JOSHUA H. LEVINE /S/TREVOR PRITCHARD

President, Mentor Medical, Inc.